Exhibit 99.1

FOR IMMEDIATE RELEASE

UPAY Inc. Announces Launch of Huntpal LLC's New US Website

Dallas, Texas - May 15, 2024 - UPAY Inc. ("UPAY" or the "Company") (OTCQB: UPYY), a leading corporation in the fintech sector, is delighted to unveil the launch of Huntpal LLC's new website at www.huntpal.net catering specifically to the US market.

Huntpal LLC, who offers all-inclusive bucket-list hunting and adventure travel packages in South Africa, has launched its online presence with a dedicated website platform tailored to US hunters. The new website offers a seamless browsing and booking experience, providing access to a plethora of thrilling hunting expeditions across South Africa's diverse landscapes.

With UPAY's cutting-edge technology and expertise, Huntpal LLC's new US website promises enhanced accessibility, convenience, and interest free term-payment options for hunting enthusiasts. This strategic initiative marks a significant milestone in Huntpal's mission to broaden its reach and offer unparalleled hunting experiences to customers in the United States.

Through this collaboration, UPAY Inc. continues its commitment to fostering innovation and supporting ventures that align with its mission of providing cutting-edge financial solutions. The launch of Huntpal LLC's new US website reaffirms UPAY's dedication to driving technological advancement across diverse industries.

Jaco Fölscher, CEO of UPAY Inc., expressed his excitement about the partnership, stating, "We are thrilled to support Huntpal LLC’s launching of its new US website, further expanding our presence in the hunting and outdoor adventure sector. This collaboration underscores our shared commitment to delivering exceptional experiences while leveraging technology to enhance accessibility and convenience for customers."

Martin van Heerden, CEO of Huntpal (Pty) Ltd, also shared his enthusiasm, saying, "The launch of our new US website represents a significant milestone in our journey to connect US hunters with the adventure of a lifetime in South Africa. With UPAY's support, we are confident in our ability to provide unparalleled service and unforgettable hunting experiences to our customers."

The partnership between UPAY Inc. and Huntpal LLC reflects a shared commitment to redefine the hunting experience through innovation, accessibility, and wildlife conservation. Together, we aim to revolutionize the industry and offer unmatched adventures to enthusiasts in the US and beyond. Additionally, we are dedicated to creating jobs in rural African communities and supporting feeding schemes in South Africa, making significant contributions to uplift local communities.

Additionally, it is important to note that Huntpal (Pty) Ltd in South Africa is a wholly owned subsidiary of Huntpal LLC and will assist with operations in South Africa for the group. Huntpal LLC itself is a subsidiary of UPAY Inc., further emphasizing the integrated nature of this partnership.

For media inquiries, please contact:
CONTACT INFORMATION
UPAY INC.
Email: info@upaytechnology.com

About UPAY Inc.:
UPAY Inc. is a forward-thinking US public company dedicated to providing cutting-edge financial solutions to its clients. With a focus on innovation and user-centric design, UPAY remains at the forefront of technology in the fintech sector.

About Huntpal LLC:
Huntpal LLC, based in Florida, specializes in all-inclusive hunting and adventure travel packages in South Africa. With a commitment to responsible hunting and conservation, Huntpal LLC offers unforgettable experiences while preserving South Africa's wildlife.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS
The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of UPAY, Inc. This publication contains forward-looking statements, which are not guarantees of future performance. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company’s future revenues, results of operations, or stock price.